Incorporation by Reference Putnam High Yield Fund Period ending 5/31/17
1. Amendment to Amended and Restated Bylaws dated as of April 22, 2016 Incorporated by reference to PostEffective Amendment No.
40 to the Registrants Registration Statement filed on March 29,
2017.
2. SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of October 27, 2016 Incorporated by reference to PostEffective Amendment No. 40 to the Registrants Registration Statement filed on March 29, 2017.